Exhibit 10.38

PROMISSORY NOTE

$250,000,000	Charlotte, North Carolina
October 2, 2006

FOR VALUE RECEIVED, the GMH COMMUNITIES, LP, having an address at 10 Campus Boulevard, Newtown Square, Pennsylvania  19073, as maker (individually and collectively, as the context may require, “Borrower”), hereby, jointly and severally, unconditionally promise to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association having an office at 301 South College Street, Charlotte, North Carolina 28288, as payee (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement, dated the date hereof, between Borrower and Lender (the “Loan Agreement”).  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1 – PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and on the dates specified in Article II of the Loan Agreement, and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date (or such earlier date as may be required pursuant to Section 2.3.2(c) of the Loan Agreement).

ARTICLE 2 – DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due (after the expiration of any applicable notice and grace periods) or if not paid on the Maturity Date or on the happening of any other Event of Default and in addition, upon any such occurrence, Lender shall be entitled to receive interest on the entire unpaid principal sum at the Default Rate pursuant to the terms of the Loan Agreement.  This Article 2, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 3 – LOAN DOCUMENTS

This Note is secured by the Pledge Agreement, the Guaranty, the Security Instruments and the other Loan Documents.  All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instruments, the Guaranty, the Pledge Agreement

and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.  In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4 – SAVINGS CLAUSE

This Note and the Loan Agreement are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Note, the Loan Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 5 – NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6 – WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non payment and all other notices of any kind (except to the extent expressly provided in the Loan Documents).  No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by any Person other than Lender shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents.  No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.  If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability, except as expressly set forth in the Loan Agreement.  If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternate or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder, except as expressly set forth in the Loan Agreement.  If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the members comprising the limited liability company, and the term “Borrower” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and their members shall not thereby be released from any liability, except as expressly set forth in the Loan Agreement.  (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, corporation or limited liability company which may be set forth in the Loan Agreement, the Security Instruments or any other Loan Document.)  If Borrower consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 7 – TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights, liabilities and obligations herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred; provided, however, Borrower shall continue making payments due under this Note to the Lender named herein until Borrower has received notice of such transferee and upon receipt of such notice, Borrower shall commence making payments due under this Note to such transferee.

ARTICLE 8 – GOVERNING LAW

This Note shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

ARTICLE 9 – NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

ARTICLE 10 – SEVERABILITY

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any such provision of this Note shall be prohibited by or invalid under Applicable Laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

GMH COMMUNITIES, LP, a Delaware limited partnership

By:	GMH Communities GP Trust, a Maryland real estate investment trust, its General Partner

By: /s/ Joseph Macchione
Name: Joseph Macchione
Title: Vice President & Secretary